UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 15, 2012
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 15, 2012, South Jersey Industries, Inc. (“SJI”) entered into three Letter of Credit Reimbursement Agreements with the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Issuing Lender and as Administrative Agent, in connection the issuance of three letters of credit that replace letters of credit previously issued under SJI's $300 million revolving credit facility. The letters of credit are in the aggregate amount of $62.3 million and support three outstanding series of bonds issued by Marina Energy LLC, a wholly-owned subsidiary of SJI, in the amounts of $16.5 million, $20.3 million $25.5 million. The Reimbursement Agreements contain typical representations, warranties, covenants and events of default. One of the covenants is a limitation on SJI's ability to incur Indebtedness, other than Permitted Indebtedness (as such terms are defined in the Reimbursement Agreements).
Each of the Reimbursement Agreements is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The description of the three Reimbursement Agreements in Item 1.01 is incorporated by reference into this Item 2.03.
Each Reimbursement Agreement provides for SJI to reimburse the issuing lender of the letter of credit in the event that the letter of credit is drawn. SJI's obligation under the three Reimbursement Agreements is an aggregate of $62.3 million, with the three separate obligations in the amounts of $16.5 million, $20.3 million $25.5 million.
Pursuant to the terms of each Reimbursement Agreement, in the event amounts are drawn under the applicable letter of credit by the trustee on behalf of Marina Energy LLC, SJI will be obligated, subject to certain conditions, to reimburse the issuing bank for the amount of any draw and any interest thereon.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Letter of Credit Reimbursement Agreement by and among South Jersey Industries, Inc., the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Issuing Lender and as Administrative Agent, dated as of March 15, 2012 which supports the Marina Energy LLC - 2001 Project Series A bonds in the amount of $20.3 million.

Exhibit 10.2 Letter of Credit Reimbursement Agreement by and among South Jersey Industries, Inc., the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Issuing Lender and as Administrative Agent, dated as of March 15, 2012 which supports the Marina Energy LLC - 2001 Project Series B bonds in the amount of$25.5 million.

Exhibit 10.3 Letter of Credit Reimbursement Agreement by and among South Jersey Industries, Inc., the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Issuing Lender and as Administrative Agent, dated as of March 15, 2012 which supports the Marina Energy LLC - 2001 Project Series B bonds in the amount of $16.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: March 21, 2012	By:	/s/ David A. Kindlick
David A. Kindlick
Vice President & Chief Financial Officer